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EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the MedicalCV, Inc. 1992 Stock Option Plan, MedicalCV, Inc. 1997 Stock Option Plan, MedicalCV, Inc. 1993 Director Stock Option Plan and MedicalCV, Inc. 2001 Equity Incentive Plan of our report dated April 17, 2001, with respect to the consolidated financial statements of MedicalCV, Inc. included in its registration Statement on Form SB-2 (File No. 333-68884), filed with the Securities and Exchange Commission.

/s/ Bertram, Vallez, Kaplan & Talbot, Ltd.
BERTRAM, VALLEZ, KAPLAN & TALBOT, LTD.
Minneapolis, Minnesota
December 13, 2001

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CONSENT OF INDEPENDENT AUDITORS